Consulting Agreement

      This Consulting Agreement (the Agreement) is entered into effective the 1st day of August, 2008, between United EcoEnergy Corp., a Nevada corporation (the ?Company) and its administrator, Enterprise Administration, LLC, a Florida limited liability company (the ?Administrator?), and CF Consulting, LLC., a Florida limited liability company (the ?Consultant?) for the purpose of engaging the Consultant to advise and assist the Company and the Administrator in maintaining the status of the Company as a Business Development Company
(BDC) regulated under the Investment Company Act of 1940 and for other services.

   1.	 Services.      The Consultant shall provide consulting and advisory
services and assistance to the Company as a sub-administrator of the Administrator, as provided in Paragraph 2 of that certain Administration Agreement dated June 26, 2008 between the Company and the Administrator (the Administration Agreement), including assisting with compliance with BDC and other periodic reporting requirements for the Company, assistance in structuring portfolio investment acquisitions, and similar services, as well as assisting in maintaining the corporate and financial books and records of the Company. In addition to these Services, the Consultant shall designate a qualified representative to serve as part-time consulting chief compliance manager and part-time consulting corporate counsel for the Company, and initially as part-time consulting principal financial officer for the Company for a period of one year from the date of the execution of this Agreement, at no additional cost or expense to the Company or the Administrator other than the Compensation to Consultant set forth in Section 5 hereof. Additionally, the Company will initially house its corporate headquarters within Consultant?s office for the Administrator. The Company and the Administrator will pay the Consultant the sum of $550.00 per month for office rent, telephone, facsimile, Internet connection, network access, financial accounting systems, and related information services for the terms of this Agreement.

   2.  Additional Services.	It is understood and agreed that this agreement
and the Services to be provided hereunder are to be provided to the Company through the Administrator, and that any services, consulting, advice or other work performed or to be performed for any portfolio company, acquisition target or other entity by Consultant or any agent or representative of Consultant or the Administrator at the request of the Company or its affiliates or the Administrator shall be the subject of a separate consulting agreement with such portfolio company, acquisition target or other entity.

   3.	Confidentiality of Services.    Introductions to and use of professionals
and other consultants made by the Consultant will be considered exclusive for purposes of this Agreement. Documents prepared by Consultant in connection with this Agreement and the services provided shall not be disclosed or given to third parties, without prior approval from Consultant, except as required by SEC rules and regulations relating to filing and disclosure or otherwise required to be disclosed by law or administrative or judicial process. Notwithstanding the foregoing, any corporate document (minutes, committee charter, policy statement, etc.) once adopted by the Company shall not be confidential information and may be disclosed by the Company as it deems appropriate.

   4.	Information provided by the Company.  In connection with Consultant?s activities hereunder, the Company or the Administrator will furnish the Consultant and its counsel upon request with all material and information regarding the business and financial condition of the Company and its business plans available to the Company or the Administrator (all such information so furnished being the ?Information?). The Consultant will perform due diligence based on the Information; however, the Company and the Administrator recognizes and confirms that the Consultant: (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement;
(b) does not assume responsibility for the accuracy or completeness of the Information and such other information as may be obtained as part of the Consulting Services;
(c) will not make an appraisal or valuation of any securities or assets of the Company or any portfolio company; and
(d) retains the right to continue to perform due diligence during the course of the engagement.

The Consultant agrees to keep the Information confidential so long as it is and remains non-public, unless disclosure is required by law or is requested by any government or regulatory agency or body, and the Consultant will not make use thereof, except in connection with services provided hereunder for the Company or the Administrator.

   5.	Compensation.  	As compensation for the Consulting Services rendered
and to be rendered hereunder by the Consultant, the Company and the Administrator agree to pay to the Consultant the sum of $10,000 per month for a period of twelve (12) months, commencing August 1, 2008, payable monthly on or before the 15th day of each month. Any out of pocket expenses incurred by Consultant for travel, telephone, postage, and other items shall be reimbursed by the Company or the Administrator, on presentation of an expense report and receipts for such expenses. The Company and the Administrator agree that the Compensation to Consultant shall be paid directly by the Company to the Consultant for the Administrator and thereafter shall be charged as part of, and offset against, the compensation of the Administrator as set forth in Paragraph 5 of the Administration Agreement. Compensation for any period after the initial twelve month term of this Agreement shall be as then agreed by the parties, but shall not be less than $10,000 per month. It is understood and agreed that the Services provided under this Agreement are not the exclusive services of Consultant and that Consultant, through its agents and employees, may provide similar and other services to other unrelated or related parties, without regard to the time allocated to the Services and any services rendered to other parties. It is further understood that the Compensation provided for herein is separate from and does not include any Additional Services described in Paragraph 2 of this Agreement.

6. Term and Termination. The initial term of this Agreement shall be thirty-six (36) months from the date of execution; however, the term shall be extended automatically at the end of each twelve month period for an additional twelve month period, unless and until terminated as provided herein. The Consultant or the Company and the Administrator, with thirty days prior written notice, without cause, may terminate this engagement at any time after the end of the first twelve months of the term of this Agreement, (except for Schedules A and B and Sections 9, 10, and 12 of this Agreement which shall remain in full force and effect), provided however, that the Compensation provided for herein shall continue for a full twelve month period notwithstanding any termination, except Compensation shall cease thirty days after notice: (a) if such termination is for willful misfeasance, bad faith or gross negligence in the performance of the Consultant?s duties as set forth herein, or by reason of the reckless disregard of the Consultant of its duties and obligations under this Agreement or (b) as a result of the voluntary resignation, or the discharge of the Consultant for Cause as the principal financial officer or chief compliance
manager of the Company.   For purposes of this Agreement, the term Cause shall
mean any of the following acts or events: (i) the gross negligence, gross dereliction of duty, willful misconduct or repeated material failure of the principal financial officer or chief compliance manager to render services to the Company in accordance with the assigned duties after due notice thereof and opportunity to cure; (ii) the principal financial officer or chief compliance manager?s conviction of, or plea of nolo contendere, to a felony (other than a felony involving a traffic violation); or (iii) the principal financial officer or chief compliance manager?s disloyalty, dishonesty or the commission of an act of fraud or embezzlement against or involving the Company, or the willful disregard of the rules or policies of the Company or the Administrator, any of which results in actual loss, damage or injury to the Company, whether directly or indirectly. For purposes of this paragraph, no act, or failure to act, on the principal financial officer or chief compliance manager?s part shall be considered ?willful? unless such act, or failure to act, is in bad faith or without reasonable belief that his action or omission was in the best interests of the Company.

   7.	Use of Name.  The Company and the Administrator agree that any reference to the Consultant in any release, communication, or material distributed to prospective investors or lenders is subject to the Consultant?s prior written approval, which will not be unreasonably withheld. If the Consultant resigns prior to the dissemination of any such release, communication or material, no reference shall be made therein to the Consultant.

   8.	Use of Advice.  No advice rendered by the Consultant in connection with the services performed by the Consultant pursuant to this Agreement will be quoted by any party hereto, nor will any such advice be referred to in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by such party or any person or corporation controlling, controlled by or under common control with such party or any director, officer, employee, agent or representative of any such party, without the prior written authorization of all parties hereto, except to the extent required by law or compelled by judicial, administrative or regulatory process (in which case the appropriate party shall so advise the other in writing prior to such use and shall consult with the other with respect to the form and timing of disclosure), provided that the foregoing shall not prohibit appropriate internal communication or reference with respect to such advice internally within such parties.

   9.	   Representations and Warranties.

a. The Company and the Administrator represent and warrant to the Consultant

(i)	that this Agreement has been duly authorized, executed and delivered by the Company and the Administrator, and, assuming the due execution by the Consultant, constitutes a legal, valid and binding Agreement of the Company and the Administrator enforceable against the Company and the Administrator in accordance with its terms. The Company and the Administrator represent that, to the best of their knowledge, the Information will not, when delivered to Consultant specifically for inclusion in regulatory filings, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. The Company and the Administrator agree to advise the Consultant promptly of the occurrence of any event or any other change prior to any filing known to it which results in the Information containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

	(ii)	Organization.  	The Company is a corporation duly organized,
	validly existing and in good standing under the laws of the State of Nevada. The Administrator is a company duly formed under the laws of the
State of Florida.

(ii)	Authorization.  The Company and the Administrator have full power, legal capacity and authority to enter into this Agreement, and to perform all of its obligations hereunder. This Agreement has been effectively authorized by all necessary action, corporate or otherwise, on the part of the Company and the Administrator, which authorizations remain in full force and effect, has been duly executed and delivered by the Company and the Administrator, and no other proceedings on the part of the Company or the Administrator are required to authorize this Agreement.
This Agreement constitutes the legal, valid and binding obligation of the Company and the Administrator and is enforceable with respect to the Company and the Administrator in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws of court decisions relating to or affecting generally the enforcements of creditors' rights or affecting generally the availability of equitable remedies. Neither the execution and delivery of this Agreement, nor the performance by the Company and the Administrator of the undertakings contemplated hereby, or compliance with any of the provisions hereof, will violate any judgment, order, injunction, decree, statute, rule applicable to the Company and the Administrator or the transactions or services contemplated hereby. No authorization, consent or approval of any public body of authority or any third party is necessary for the Company and the Administrator to perform the undertakings contemplated by this Agreement.

(iii)	No Pending Material Litigation or Proceedings.  There are no actions, suits or proceedings pending or, to the best of the Company?s and the Administrator?s knowledge, threatened against or affecting the Company and the Administrator at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers or directors or principal stockholders of the Company and the Administrator in connection with the business, operations or affairs of the Company and the Administrator, which might result in any adverse change in the business of the Company, and the Administrator or which might prevent the Company and the Administrator from undertaking the obligations contemplated by this Agreement.

	(iv)	Compliance with Law and Government Regulations.  The Company
	and the Administrator are in compliance, and during the term of this Agreement will be in compliance, with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, imposed by the United States of America, any state, county, municipality or agency of any thereof, which the Company is subject. Without limiting the generality of the foregoing, the services contemplated by this Agreement does not and will not: (a) involve effecting transactions in any security, or inducing, attempting to induce the purchase or sale of any security which would require the Consultant or its officers or employees to register under the Securities Exchange Act of 1934, as amended;
	(b) activities which would require the Consultant or its agents to register under the Investment Advisors Act of 1940, as amended;
	or (c) activities which would under state regulation relating to broker-dealers or investment advisors require registration or licensing, unless the Company and the Administrator satisfy any such requirements.

b.	The Consultant represents and warrants to the Company and the
Administrator that:

	(i)	Organization.  	The Consultant is a limited liability company
      duly 	organized, validly existing and in good standing under the laws of the State of Florida.

	(ii)	Authorization.  The Consultant has full power, legal capacity and
	authority to enter into this Agreement, and to perform all of its obligations hereunder. This Agreement has been effectively authorized by all necessary action, corporate or otherwise, on the part of the Consultant, which authorizations remain in full force and effect, has been duly executed and delivered by the Consultant, and no other corporate proceedings on the part of the Consultant are required to authorize this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Consultant and is enforceable with respect
	o the Consultant in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws of court decisions relating to or affecting generally the enforcements of creditors' rights or affecting generally the availability of equitable remedies. Neither the execution and delivery of this Agreement, nor the performance by the Consultant of the services contemplated hereby, or compliance with any of the provisions hereof, will violate any judgment, order, injunction, decree, statute, rule applicable to the Consultant or the transactions or services contemplated hereby. No authorization, consent or approval of any public body of authority or any third party is necessary for the Consultant to perform the services contemplated by this Agreement.

(iii) No Pending Material Litigation or Proceedings. There are no actions, suits or proceedings pending or, to the best of the Consultants knowledge, threatened against or affecting the Consultant at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of the Consultant, which might prevent the Consultant from performing the services contemplated by this Agreement.

      (iv)	Compliance with Law and Government Regulations.  The Consultant is in compliance, and during the term of this Agreement will be in compliance, with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, imposed by the United States of America, any state, county, municipality or agency of any thereof, which the Consultant is subject. Without limiting the generality of the foregoing, the services contemplated by this Agreement does not and will not: (a) involve effecting transactions in any security, or inducing, attempting to induce the purchase or sale of any security which would require the Consultant or its officers or employees to register under the Securities Exchange Act of 1934, as amended; (b) activities which would require the Consultant or its agents to register under the Investment Advisors Act of 1940, as amended; or
      (c) activities which would under state regulation relating to broker-dealers or investment advisors require registration or licensing.

	(v) Compliance with Administration Agreement.As part of the performance of its duties hereunder, Consultant shall comply with the provisions of Paragraphs 2 and 3 of the Administration Agreement, as and to the extent the duties and actions of the Consultant relate thereto.

   9	   Indemnity.

a.	In partial consideration of the services to be rendered hereunder, the
   Company and the Administrator agree to indemnify the Consultant in accordance with Schedule A attached hereto.

b.	In partial consideration of the services to be rendered hereunder, the
   Consultant agrees to indemnify the Company and the Administrator in accordance with Schedule B attached hereto.

   11. Conditions of Engagement. It is understood that the execution of this Agreement shall not be deemed or construed as obligating the Consultant to place or arrange any financing for the Company. It is further understood and agreed that Consultant, and any agent or representative of Consultant providing services under this Agreement, shall be an independent contractor, and shall not be considered an employee or elected officer of the Company or the Administrator.

12. Survival of Certain Provisions. The indemnity and contribution agreement contained in Schedules A and B to this Agreement and the representations and warranties of the Company and the Administrator, and Consultant contained in Section 9 of this Agreement shall remain operative and in full force and effect regardless of: (a) any investigation made by or on behalf of Consultant, or any person controlling it, (b) completion of any financing, (c) the resignation of the Consultant or any termination of the Consultant?s services or (d) any termination of this Agreement, and shall inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Administrator and the Consultant, and the indemnified parties .

13. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered as follows:

      if to the Company, at

      United EcoEnergy Corp
      409 Brevard Avenue
      		Cocoa, FL 32922
      		Telephone 321-433-1136
      		Facsimile 321-433-1082

      If to the Administrator:

      		Enterprise Administration, LLC
      		3570 Lakeview Drive
      		Delray Beach, FL 33145
      if to Consultant, at:

      		CF Consulting, LLC.
      		P.O. Box 307
      		Cocoa, FL 32923
      		Telephone 407-810-6125
      		Facsimile   407-386-3074

      or at such other address as such person may hereafter give notice to the others.

13. Counterparts. This Agreement may be executed in two or more counterparts and the counterparts, when executed, shall constitute a single, enforceable document. The signature on counterparts may be transmitted by fax, with documents so transmitted having the same force and effect as the executed originals.

   15. Third Party Beneficiaries. This Agreement has been made and is made solely for the benefit of the Company, the Consultant and the Administrator and the other Indemnified Persons referred to in Schedules A and B hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

   16. Construction. This Agreement incorporates the entire understanding of the parties and supersedes all previous agreements relating to the subject matter hereof should they exist, and shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to principles of conflicts of law, and shall be enforced in any applicable court in the State of Florida, except as otherwise provided in Section 18 below.

   17.	   Headings.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.

   18.	    Amendment.  This Agreement may not be modified or amended
except inwriting duly executed by the parties hereto.

19. Arbitration.   The Parties agree that all questions or matters in
dispute with respect to this Agreement shall be submitted to arbitration on the following terms:

a.	It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than five business days? prior written notice of its intention to do so to the other party together with particulars of the matter in dispute. On the expiration of such five business days the party who gave such notice may proceed to refer the dispute to arbitration as provided for below.

b.	The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within five business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed in accordance with the rules for commercial arbitration of the American Arbitration Association. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with the rules for commercial arbitration of the American Arbitration Association and shall be conducted in the State of Florida. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for by the rules for commercial arbitration of the American Arbitration Association. or this section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties.

c. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them, and there shall be no appeal from such award.

   d.	     Any award in the arbitration shall be limited to actual contractual damages, and there shall be no award of consequential or punitive damages, attorneys? fees or other expenses. Each party expressly waives and disclaims the right to a jury trial relating to or arising out of this Agreement and expressly accepts the arbitration procedure set forth herein as the sole means of resolving any disputes or disagreements.

   20.	  Legal Services.	The Consultant when retained may be recommending
and referring legal counsel to assist with the services to be performed under this Agreement and the Company and the Administrator understand and agree that the Consultant and its agents and employees are not performing independent legal services for the Company and the Administrator.

	Executed and delivered by the undersigned, intending to be bound thereby, as of and effective on the date above.

 Consultant:

CF Consulting, LLC


By 						 	Date:  August 1, 2008
     Managing Director


Company:

UNITED ECOENERGY CORP.


By 						 	Date:  August 1, 2008

          Title: _______________________

Administrator:

ENTERPRISE ADMINISTRATION, LLC

By:  Tower I Consultants, LLC
        Managing Director

        By: _________________________ 	Date:  August 1, 2008
              Managing Director